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Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 Fax Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE

August 4, 2009

CONTACT:

Investors – (301) 951-5917

Media – (301) 968-9400

AMERICAN CAPITAL ANNOUNCES Q2 2009 RESULTS

Bethesda, MD – August 4, 2009 – American Capital (“ACAS” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) for the quarter ended June 30, 2009 of $20 million, or $0.09 per diluted share. Earnings (loss) less appreciation and depreciation (“Realized (Loss) Earnings”) for the quarter was $(306) million, or $(1.41) per diluted share. For the quarter ended June 30, 2009, the Company reported a net loss of $(547) million, or $(2.52) per diluted share.

Q2 2009 HIGHLIGHTS

•	$1.07 per share dividend declared (in the aggregate 10% to be paid in cash and 90% in stock)
•	$20 million of NOI
•	$(308) million net realized loss on portfolio investments
•	$125 million of realizations
•	$8.76 net asset value (“NAV”) per share
o	$7.42 NAV per share adjusted for stock portion of accrued dividend payable and August 7, 2009 share dividend
•	$12.83 anticipated realizable value upon settlement or maturity (“Realizable Value”) per share
o	$10.52 Realizable Value NAV per share adjusted for stock portion of accrued dividend payable and August 7, 2009 share dividend
•	44% reduction in workforce to date since March 31, 2008

NET OPERATING INCOME

NOI decreased 87% to $0.09 per diluted share for the quarter ended June 30, 2009, compared to $0.71 per diluted share for the prior year quarter. Relative to the first quarter of 2009, NOI in the second quarter was lower by $0.22 per diluted share primarily due to additional reversals of prior quarter accrued payment in kind (“PIK”) interest and dividends (which are non-cash items) and increased interest costs related to default and rating downgrade provisions.

American Capital, Ltd.

August 4, 2008

REALIZED (LOSS) EARNINGS

Realized (Loss) Earnings decreased to $(1.41) per diluted share for the quarter ended June 30, 2009, compared to $0.95 per diluted share for the prior year quarter. The Realized (Loss) Earnings for the quarter included a realized loss of $(196) million, or $(0.90) per diluted share, related to the sale of our portfolio company Consolidated Bedding, Inc.

NET LOSS

Net loss increased to $(2.52) per diluted share for the quarter ended June 30, 2009, compared to $(0.34) per diluted share for the prior year quarter.

For the quarter ended June 30, 2009, net unrealized depreciation of portfolio investments totaled $(311) million. The primary components of the net unrealized depreciation were as follows:

•	$315 million of reversals of prior depreciation associated with net realized losses on portfolio investments;
•

$(409) million of depreciation of American Capital’s investment in European Capital, Ltd., reflecting a significant discount to its NAV due to covenant defaults under European Capital’s credit facilities, which could prevent realization of the NAV;

•	$(289) million of net depreciation of American Capital’s private finance portfolio;
•	$35 million of appreciation of American Capital’s investment in American Capital Agency Corp. and our portfolio company American Capital, LLC, an alternative asset fund manager; and
•	$37 million of net appreciation from structured products.

FINANCIAL HIGHLIGHTS

As of June 30, 2009, NAV per share was $8.76, down from $12.32 per share as of March 31, 2009 and $15.41 per share as of December 31, 2008. NAV per share was $7.42 as of June 30, 2009, when adjusted for the $207 million accrued dividend payable in stock and for the 67 million shares to be distributed on August 7, 2009. Based on Realizable Value, NAV per share was $12.83 as of June 30, 2009, down from $17.07 per share as of March 31, 2009 and $20.63 per share as of December 31, 2008. Realizable Value NAV per share was $10.52 as of June 30, 2009, when adjusted for the $207 million accrued dividend payable in stock and for the 67 million shares to be distributed on August 7, 2009.

“While we believe the broader economy has begun to recover in the second half of 2009, American Capital continues to face challenges,” said Malon Wilkus, Chairman and Chief Executive Officer. “We remain focused on resolving the defaults with each of our unsecured creditor groups; providing operational, managerial and financial support to our portfolio companies; and improving operational efficiencies.”

FINANCING UPDATE AND COVENANT BREACHES

The Company remains in default on $2.3 billion of unsecured credit arrangements outstanding as of June 30, 2009. The Company was able to reduce its outstanding securitized debt by $59 million during the quarter ended June 30, 2009. During the quarter ended June 30, 2009, the Company incurred expenses of $7 million related to its current debt restructuring efforts. In addition, the Company incurred $19 million during the quarter of interest expense as a result of default and rating agency downgrade provisions.

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American Capital, Ltd.

August 4, 2008

The Company continues to be below the 200% asset coverage ratio set forth in the Investment Company Act of 1940 and, as a result, the Company is generally restricted from issuing any new debt except to refinance existing debt. This does not restrict the use of cash from operations, allowing the reinvestment of proceeds from realizations of portfolio exits. The Company believes that it has sufficient liquidity to meet its currently scheduled debt amortization and the investment needs within its portfolio.

PORTFOLIO LIQUIDITY AND PERFORMANCE

In the second quarter of 2009, $125 million of proceeds were received from realizations of portfolio investment repayments and exits, which were 1% higher than the prior quarter’s valuations of each investment. There was $39 million in new committed investments in the quarter. The weighted average effective interest rate on the Company’s debt investments as of June 30, 2009, was 9.7%, 100 basis points lower than as of December 31, 2008. Cash and cash equivalents totaled $183 million as of June 30, 2009 and currently total approximately $300 million.

“While we expect to experience losses and depreciation during a severe recession,” said John Erickson, Chief Financial Officer, “we continue to work hard to recover value from our underperforming companies. Our experience from the last recession leads us to believe that we will recover value in our portfolio companies as the economy strengthens. Despite having depreciation in some of our investments, we also have many fine investments such as People Media, where we generated a $15 million gain, a 30% annual return and $57 million in cash proceeds in July on our investment, despite one of the worst environments for middle market M&A. With our large and diverse portfolio, we continue to generate liquidity despite the poor M&A environment, as evidenced by the $125 million of proceeds during the second quarter. That trend continued in July, as we sold over $100 million of investments at approximately their fair value. We believe the worst is behind us.”

As of June 30, 2009, loans with a fair value of $310 million were on non-accrual. The $310 million fair value of non-accruing loans represented 7.2% of total loans at fair value as of June 30, 2009, compared to the $214 million fair value of non-accrual loans representing 4.4% of total loans at fair value as of March 31, 2009.

2009 DIVIDENDS

On July 31, 2009, American Capital announced the results of its stockholders’ elections relating to the Company’s dividend previously declared by its Board of Directors on June 11, 2009. The dividend of $1.07 per share is payable on August 7, 2009 to stockholders of record as of the close of business on June 22, 2009, with an ex-dividend date of June 18, 2009. Stockholders had until July 24, 2009 to elect whether to receive the dividend in cash (up to an aggregate maximum of 10% of the total dividend paid) or in shares of common stock. Due to the original terms of the dividend, stockholders who elected to receive cash will receive a combination of cash and common stock.

Based on stockholder elections and the price of American Capital’s common stock, the dividend will consist of approximately $24 million in cash and approximately 67 million shares of common stock. The amount of cash elected to be received was greater than the cash limit of 10% of the aggregate dividend amount, and therefore stockholders who elected to receive all cash will receive a combination of cash and stock. Stockholders electing to receive the dividend in all cash, will receive cash in the amount of $0.185 per share or 17% of the $1.07 dividend and 0.275 shares of common stock or 83% of the total dividend for each share of common stock they owned on the record date. The number of shares of common stock comprising the stock portion was calculated based on a price of $3.2199 per share, the average of the volume weighted trading price per share on the NASDAQ Global Select Market on July 27, 28 and 29, 2009.

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American Capital, Ltd.

August 4, 2008

AMERICAN CAPITAL, LTD.

CONSOLIDATED BALANCE SHEETS

As of June 30, 2009, December 31, 2008 and June 30, 2008

(in millions)

	Q2 2009	Q4 2008	Q2 2009 Versus Q4 2008		Q2 2008	Q2 2009 Versus Q2 2008
			$	%		$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $10,295, $10,691 and $10,680, respectively)	$6,193	$7,427	$(1,234)	-17%	$9,687	$(3,494)	-36%
Cash and cash equivalents	183	209	(26)	-12%	262	(79)	-30%
Restricted cash and cash equivalents	55	71	(16)	-23%	229	(174)	-76%
Interest receivable	43	44	(1)	-2%	42	1	2%
Other assets	154	159	(5)	-3%	236	(82)	-35%

Total assets	$6,628	$7,910	$(1,282)	-16%	$10,456	$(3,828)	-37%

Liabilities and Shareholders’ Equity
Debt	$4,321	$4,428	$(107)	-2%	$4,475	$(154)	-3%
Derivative and option agreements (cost of $0, $(20) and $1, respectively)	92	222	(130)	-59%	76	16	21%
Accrued dividends payable	231	—	231	100%	209	22	11%
Other liabilities	94	105	(11)	-10%	100	(6)	-6%

Total liabilities	4,738	4,755	(17)	—	4,860	(122)	-3%

Commitments and contingencies

Shareholders’ equity:
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—	—	—	—
Common stock, $0.01 par value, 1,000.0 shares authorized, 225.8, 214.3 and 214.0 issued and 215.7, 204.7 and 207.2 outstanding, respectively	2	2	—	—	2	—	—
Capital in excess of par value	6,605	6,545	60	1%	6,457	148	2%
(Distributions in excess of) undistributed net realized earnings	(516)	76	(592)	NM	226	(742)	NM
Net unrealized depreciation of investments	(4,201)	(3,468)	(733)	-21%	(1,089)	(3,112)	-286%

Total shareholders’ equity	1,890	3,155	(1,265)	-40%	5,596	(3,706)	-66%

Total liabilities and shareholders’ equity	$6,628	$7,910	$(1,282)	-16%	$10,456	$(3,828)	-37%

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American Capital, Ltd.

August 4, 2008

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Six Months Ended June 30, 2009 and 2008

(in millions, except per share data)

(unaudited)

	Three Months Ended June 30,		Three Months Ended June 30, 2009 Versus 2008		Six Months Ended June 30,		Six Months Ended June 30, 2009 Versus 2008
	2009	2008	$	%	2009	2008	$	%
OPERATING INCOME:
Investing operating income(1)	$126	$231	$(105)	-45%	$307	$486	$(179)	-37%
Asset management and advisory operating income(2)	14	32	(18)	-56%	28	69	(41)	-59%

Total operating income	140	263	(123)	-47%	335	555	(220)	-40%

OPERATING EXPENSES:
Interest	60	48	12	25%	112	111	1	1%
Salaries, benefits and stock-based compensation	47	57	(10)	-18%	100	113	(13)	-12%
General and administrative	24	20	4	20%	50	43	7	16%

Total operating expenses	131	125	6	5%	262	267	(5)	-2%

OPERATING INCOME BEFORE INCOME TAXES	9	138	(129)	-93%	73	288	(215)	-75%

Benefit for income taxes	11	7	4	57%	11	8	3	38%

NET OPERATING INCOME	20	145	(125)	-86%	84	296	(212)	-72%

Net gain on extinguishment of debt	—	—	—	—	12	—	12	100%

Net realized (loss) gain on investments
Portfolio company investments	(308)	63	(371)	NM	(387)	91	(478)	NM
Taxes on net realized gain	—	(3)	3	100%	—	(4)	4	100%
Foreign currency transactions	—	1	(1)	-100%	(2)	6	(8)	NM
Derivative and option agreements	(18)	(12)	(6)	-50%	(68)	(11)	(57)	-518%

Total net realized (loss) gain on investments	(326)	49	(375)	NM	(457)	82	(539)	NM

REALIZED (LOSS) EARNINGS	(306)	194	(500)	NM	(361)	378	(739)	NM

Net unrealized (depreciation) appreciation of investments
Portfolio company investments	(311)	(336)	25	7%	(836)	(1,333)	497	37%
Foreign currency translation	66	—	66	100%	(3)	73	(76)	NM
Derivative and option agreements and other	4	72	(68)	-94%	106	(1)	107	NM

Total net unrealized depreciation of investments	(241)	(264)	23	9%	(733)	(1,261)	528	42%

NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS (“NET LOSS”)	$(547)	$(70)	$(477)	-681%	$(1,094)	$(883)	$(211)	-24%

NET OPERATING INCOME PER COMMON SHARE*:
Basic	$0.09	$0.71	$(0.62)	-87%	$0.40	$1.48	$(1.08)	-73%
Diluted	$0.09	$0.71	$(0.62)	-87%	$0.40	$1.48	$(1.08)	-73%
REALIZED (LOSS) EARNINGS PER COMMON SHARE*:
Basic	$(1.41)	$0.95	$(2.36)	NM	$(1.70)	$1.89	$(3.59)	NM
Diluted	$(1.41)	$0.95	$(2.36)	NM	$(1.70)	$1.89	$(3.59)	NM
NET LOSS PER COMMON SHARE*:
Basic	$(2.52)	$(0.34)	$(2.18)	-641%	$(5.16)	$(4.42)	$(0.74)	-17%
Diluted	$(2.52)	$(0.34)	$(2.18)	-641%	$(5.16)	$(4.42)	$(0.74)	-17%
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	217.0	204.4	12.6	6%	211.9	199.8	12.1	6%
Diluted	217.0	204.4	12.6	6%	211.9	199.8	12.1	6%
DIVIDENDS DECLARED PER COMMON SHARE	$1.07 (3)	$1.03	$0.04	4%	$1.07 (3)	$2.04	$(0.97)	-48%

NM	= Not meaningful.

*	May not recalculate due to rounding.
(1)	The investing operating income consists of interest, dividends, prepayment fees and other investment fee income.
(2)	The asset management and advisory operating income consists primarily of asset management fees and reimbursements, dividends from portfolio company fund managers, transaction structuring fees, equity and loan financing fees, portfolio company management and administrative fees and other fee income.
(3)	Dividend payable on August 7, 2009 in the form of $24 million in cash and approximately 67 million shares.

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American Capital, Ltd.

August 4, 2008

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION

Three Months Ended June 30, 2009, March 31, 2009 and June 30, 2008

(in millions, except per share data)

(unaudited)

	Q2 2009	Q1 2009	Q2 2009 Versus Q1 2009		Q2 2008	Q2 2009 Versus Q2 2008
			$	%		$	%
Assets Under Management:
American Capital Assets at Fair Value(1)	$6,628	$7,211	$(583)	-8%	$10,456	$(3,828)	-37%
Externally Managed Assets at Fair Value(2)	4,070	3,659	411	11%	7,491	(3,421)	-46%

Total	$10,698	$10,870	$(172)	-2%	$17,947	$(7,249)	-40%

Capital Resources Under Management:
American Capital Assets at Fair Value plus Available Capital Resources(1)	$6,628	$7,211	$(583)	-8%	$12,045	$(5,417)	-45%
Externally Managed Assets at Fair Value plus Available Capital Resources(2)	4,294	3,884	410	11%	7,934	(3,640)	-46%

Total	$10,922	$11,095	$(173)	-2%	$19,979	$(9,057)	-45%

New Investments:
Senior Debt	$2	$27	$(25)	-93%	$111	$(109)	-98%
Subordinated Debt	8	5	3	60%	475	(467)	-98%
Preferred Equity	3	8	(5)	-63%	82	(79)	-96%
Common Equity	26	—	26	100%	150	(124)	-83%
Structured Products	—	—	—	—	100	(100)	-100%

Total	$39	$40	$(1)	-3%	$918	$(879)	-96%

Investments in Managed Funds	$—	$—	$—	—	$125	$(125)	-100%
Financing for Private Equity Buyouts	—	—	—	—	109	(109)	-100%
Direct Investments	—	—	—	—	50	(50)	-100%
Structured Products	—	—	—	—	100	(100)	-100%
Add-on Financing for Working Capital in Distressed Situations	36	25	11	44%	26	10	38%
Add-on Financing for Growth and Working Capital	2	—	2	100%	343	(341)	-99%
Add-on Financing for Acquisitions	—	—	—	—	66	(66)	-100%
Add-on Financing for Recapitalizations	1	15	(14)	-93%	99	(98)	-99%

Total	$39	$40	$(1)	-3%	$918	$(879)	-96%

Realizations:
Scheduled Principal Amortization	$15	$10	$5	50%	$28	$(13)	-46%
Loan Syndications and Sales	21	8	13	163%	21	—	—
Principal Prepayments	35	42	(7)	-17%	265	(230)	-87%
Payment of Accrued Payment-in-kind Interest and Dividends and Original Issue Discount	1	4	(3)	-75%	16	(15)	-94%
Sale of Equity Investments	53	15	38	253%	149	(96)	-64%

Total	$125	$79	$46	58%	$479	$(354)	-74%

Appreciation, Depreciation, Gain and Loss:
Gross Realized Gain	$35	$8	$27	338%	$102	$(67)	-66%
Gross Realized Loss	(343)	(87)	(256)	-294%	(39)	(304)	-779%

Portfolio Net Realized (Loss) Gain	(308)	(79)	(229)	-290%	63	(371)	-589%
Taxes on Realized Net Gain	—	—	—	—	(3)	3	100%
Foreign Currency	—	(2)	2	100%	1	(1)	-100%
Option Agreement	—	(44)	44	100%	—	—	—
Derivative Agreements	(18)	(6)	(12)	-200%	(12)	(6)	-50%

Net Realized (Loss) Gain	(326)	(131)	(195)	-149%	49	(375)	NM

Gross Unrealized Appreciation of Private Finance Portfolio Investments	187	33	154	467%	151	36	24%
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(476)	(453)	(23)	-5%	(443)	(33)	-7%

Net Unrealized Depreciation of Private Finance Portfolio Investments	(289)	(420)	131	31%	(292)	3	1%

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American Capital, Ltd.

August 4, 2008

	Q2 2009	Q1 2009	Q2 2009 Versus Q1 2009		Q2 2008	Q2 2009 Versus Q2 2008
			$	%		$	%
Net Unrealized Appreciation (Depreciation) of European Capital Limited	(409)	43	(452)	NM	20	(429)	NM
Net Unrealized Appreciation (Depreciation) of American Capital Agency Corp.	31	(18)	49	272%	(26)	57	NM
Net Unrealized Appreciation (Depreciation) of American Capital, LLC	4	(162)	166	NM	(17)	21	NM
Net Unrealized Appreciation (Depreciation) of Structured Products	37	(46)	83	NM	46	(9)	-20%
Reversal of Prior Period Net Unrealized Depreciation (Appreciation) Upon Realization	315	78	237	304%	(67)	382	NM

Net Unrealized Depreciation of Portfolio Investments	(311)	(525)	214	41%	(336)	25	7%
Foreign Currency Translation	66	(69)	135	NM	—	66	100%
Derivative Agreements and Other	4	53	(49)	-92%	72	(68)	-94%
Reversal of Prior Period Net Unrealized Depreciation on Option Agreements	—	49	(49)	-100%	—	—	—

Net Unrealized Depreciation of Investments	(241)	(492)	251	51%	(264)	23	9%

Net Gains, Losses, Appreciation and Depreciation	$(567)	$(623)	$56	-9%	$(215)	$(352)	-164%

Other Financial Data:
NAV per Share	$8.76	$12.32	$(3.56)	-29%	$27.01	$(18.25)	-68%
NAV per Share Adjusted for Q2 2009 Stock Dividend(3)	$7.42	N/A	N/A	N/A	N/A	N/A	N/A
NAV per Share Based on Realizable Value(4)	$12.83	$17.07	$(4.24)	-25%	$30.09	$(17.26)	-57%
Financial Liabilities at Cost	$4,321	$4,377	$(56)	-1%	$4,475	$(154)	-3%
Financial Liabilities at Fair Value	$3,189	$2,722	$385	14%	$4,153	$(1,046)	-25%
Market Capitalization	$692	$403	$289	72%	$4,925	$(4,233)	-86%
Total Enterprise Value	$4,830	$4,692	$138	3%	$9,137	$(4,307)	-47%
Credit Quality:
Weighted Average Effective Interest Rate on Debt Investments at Period End	9.7%	9.5%	0.2%	2%	11.2%	-1.5%	-13%
Loans on Non-Accrual at Face	$1,025	$1,103	$(78)	-7%	$481	$544	113%
Loans on Non-Accrual at Fair Value	$310	$214	$96	45%	$116	$194	167%
Past Due Loans at Face	$45	$41	$4	10%	$42	$3	7%
Past Due and Non-Accrual Loans at Face as a Percentage of Total Loans	19.4%	18.1%			8.6%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans	7.2%	4.4%			2.1%
Number of Portfolio Companies on Non-Accrual and Past Due	40	38			24
Debt to Equity Conversions at Cost	$355	$35	$320	100%	$30	$325	1083%
Return on Equity:
LTM Net Operating Income Return on Average Equity at Cost	4.3%	6.1%			10.0%
LTM Realized (Loss) Earnings Return on Average Equity at Cost	-3.3%	4.3%			13.2%
LTM Loss on Average Equity	-90.6%	-64.2%			-17.9%
Current Quarter Net Operating Income Return on Average Equity at Cost Annualized	1.3%	3.9%			8.8%
Current Quarter Realized (Loss) Earnings Return on Average Equity at Cost Annualized	-19.3%	-3.4%			11.8%
Current Quarter Loss on Average Equity Annualized	-96.2%	-75.4%			-4.9%

NM	= Not meaningful

(1)	Includes American Capital’s investment in its externally managed funds.
(2)	Includes European Capital (for Q2 2008), American Capital Equity I, American Capital Equity II, ACAS CLO-1 and ACAS CRE CDO 2007-1.
(3)	Dividend payable on August 7, 2009 in the form of $24 million in cash and approximately 67 million shares.
(4)	Realizable Value is a non-GAAP financial measure which does not represent current fair value or net present value. Realizable Value is the future value that we anticipate realizing on the settlement or maturity of our investments. Refer to the table on the following page for additional information and discussion regarding the use of non-GAAP financial information.

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American Capital, Ltd.

August 4, 2008

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION

As of June 30, 2009

(in millions)

(unaudited)

The following table summarizes the current GAAP cost basis and fair value of our investments as of June 30, 2009 compared to the realizable value, which is the amount that we currently anticipate realizing on settlement or maturity of these investments, or realizable value:

Asset Class	GAAP Cost Basis	GAAP Fair Value	Realizable Value	Difference Between Realizable Value and GAAP Fair Value
Private finance	$7,882	$5,755	$6,126	$371
European Capital Limited	1,266	97	97	—
American Capital Agency Corp.	100	115	115	—
Structured products	952	174	737	563
American Capital, LLC	95	44	44	—
Derivatives, net and other	—	(87)	(143)	(56)

Total	$10,295	$6,098	$6,976	$878

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles (“GAAP”), this press release includes Realizable Value, a non-GAAP financial measure which management uses in its internal analysis of results, and believes may be informative to investors gauging the quality of the Company’s assets and financial performance from a long-term perspective, identifying trends in its results and providing meaningful period-to-period comparisons. Realizable Value is defined as the future value that American Capital currently anticipates realizing on the settlement or maturity of its investments as of the reporting date. It does not represent current fair value or net present value and is based on assumptions of future cash flows as of the reporting date. Accordingly, changes to expectations of future cash flows as a result of events subsequent to the reporting date are not adjusted in the realizable value as of the reporting date. American Capital believes that this non-GAAP financial measure provides information useful to investors because the Company generally intends to hold its assets to settlement or maturity, and there may be material differences between the GAAP fair values of its investments and the amounts the Company expects to realize on settlement or maturity as of the reporting date. This is primarily because the current lack of liquidity in the financial markets has caused investment spreads between the cost of funds and investment income to widen significantly on investments, resulting in current fair values under Statement of Financial Accounting Standards No. 157, Fair Value Measurements, that are materially lower than what the Company currently anticipates realizing on settlement or maturity. American Capital believes that providing investors with Realizable Value in addition to the related GAAP fair value gives investors greater transparency to the information used by management in its financial operational decision-making. Although American Capital believes that this non-GAAP financial measure enhances investors’ understanding of its business and performance, Realizable Value should not be considered as an alternative to GAAP basis financial measures. A reconciliation of non-GAAP Realizable Value to GAAP fair value is set forth above.

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American Capital, Ltd.

August 4, 2009

Portfolio Statistics (1) ($ in millions, unaudited)	Pre-2000	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	Pre-2000 - 2009 Aggregate	2004 - 2009 Aggregate
IRR-Realizable Value-All Investments(2)	7.8%	8.0%	18.1%	7.3%	21.4%	13.9%	-2.0%	8.6%	-6.6%	-3.5%	—	5.3%	2.0%
IRR-GAAP Fair Value-All Investments(3)	7.8%	8.0%	18.1%	7.2%	21.4%	13.3%	-3.0%	6.5%	-15.4%	-16.0%	—	2.5%	-2.0%
IRR-GAAP Fair Value-Equity Investments Only(3)(4)(5)	2.9%	12.1%	46.9%	11.1%	30.0%	27.1%	-18.4%	15.4%	-20.4%	-25.0%	—	0.1%	-5.3%
IRR-Exited Investments(6)	8.8%	8.0%	20.3%	9.1%	23.5%	21.4%	24.3%	13.5%	-16.0%	75.0%	—	14.7%	17.3%
Original Investments and Commitments	$780	$285	$376	$961	$1,432	$2,266	$4,556	$5,163	$7,320	$1,014	$—	$24,153	$20,319
Total Exits and Prepayments of Original Investments	$713	$285	$351	$754	$1,083	$1,661	$2,009	$2,876	$2,171	$15	$—	$11,918	$8,732
Total Interest, Dividends and Fees Collected	$302	$105	$148	$317	$380	$576	$899	$822	$734	$125	$—	$4,408	$3,156
Total Net Realized (Loss) Gain on Investments	$(89)	$(39)	$(4)	$(88)	$143	$161	$305	$24	$(260)	$6	$—	$159	$236
Current Cost of Investments	$76	$—	$24	$197	$309	$598	$2,260	$1,944	$3,980	$907	$—	$10,295	$9,689
Current Fair Value of Investments	$15	$—	$3	$120	$390	$356	$858	$1,472	$2,352	$619	$—	$6,185	$5,657
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.2%	—	—	1.9%	6.3%	5.8%	13.9%	23.8%	38.0%	10.0%	—	100.0%	91.5%
Net Unrealized Appreciation/(Depreciation)	$(61)	$—	$(21)	$(77)	$81	$(242)	$(1,402)	$(472)	$(1,628)	$(288)	$—	$(4,110)	$(4,032)
Non-Accruing Loans at Face	$14	$—	$15	$53	$—	$197	$81	$290	$312	$63	$—	$1,025	$943
Non-Accruing Loans at Fair Value	$7	$—	$2	$30	$—	$34	$36	$76	$125	$—	$—	$310	$271
Equity Interest at Fair Value(4)	$4	$—	$—	$—	$177	$59	$274	$546	$510	$154	$—	$1,724	$1,543
Debt to EBITDA(7)(8)(9)	8.6	—	NM	8.6	4.5	7.5	4.8	5.1	6.7	6.8	—	6.0	6.1
Interest Coverage(7)(9)	2.1	—	NM	1.4	2.0	2.2	2.3	2.5	1.8	1.4	—	2.1	2.1
Debt Service Coverage(7)(9)	1.7	—	NM	1.3	1.9	1.8	1.6	2.1	1.6	1.2	—	1.7	1.7
Average Age of Companies(9)	49 yrs	—	24 yrs	45 yrs	40 yrs	42 yrs	30 yrs	27 yrs	31 yrs	27 yrs	—	31 yrs	30 yrs
Diluted Ownership Percentage(4)	61%	—	86%	36%	52%	47%	38%	36%	45%	32%	—	41%	40%
Average Sales(9)(10)	$40	$—	$11	$52	$189	$102	$114	$136	$182	$115	$—	$149	$148
Average EBITDA(9)(11)	$3	$—	$—	$9	$35	$21	$23	$36	$33	$30	$—	$31	$31
Average EBITDA Margin	6.3%	—	—	16.5%	18.5%	20.6%	20.2%	26.5%	18.1%	26.1%	—	20.8%	21.2%
Total Sales(9)(10)	$131	$—	$239	$209	$1,360	$1,330	$2,568	$5,585	$8,547	$1,185	$—	$21,153	$19,215
Total EBITDA(9)(11)	$11	$—	$4	$20	$183	$234	$361	$1,003	$1,573	$259	$—	$3,648	$3,430
% of Senior Loans(9)(12)	58%	—	12%	64%	60%	46%	46%	41%	61%	28%	—	50%	49%
% of Loans with Lien(9)(12)	100%	—	100%	100%	100%	92%	92%	96%	94%	62%	—	91%	90%

(1)	Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. Investments in interest rate derivative agreements are excluded.
(2)	Assumes investments are exited at realizable based on anticipated proceeds to be received upon settlement or maturity.
(3)	Assumes investments are exited at current GAAP fair value.
(4)	Excludes investments in structured products.
(5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(6)	Includes exited securities of existing portfolio companies.
(7)	These amounts do not include investments in which we own only equity.
(8)	For portfolio companies with a nominal EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times EBITDA.
(9)	Excludes investments in structured products, managed funds and American Capital, LLC.
(10)	Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(11)	EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(12)	As a percentage of our total debt investments.

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American Capital, Ltd.

August 4, 2008

SHAREHOLDER CALL

American Capital invites shareholders, prospective shareholders and analysts to attend the shareholder call on August 5, 2009 at 11:00 am ET. The shareholder call can be accessed through a free live webcast at www.AmericanCapital.com or by dialing (877) 209-9919 (U.S. domestic) or +1 (612) 288-0329 (international). Please advise the operator you are dialing in for the American Capital shareholder call.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com in advance of the shareholder call. Select the Q2 2009 Earnings Presentation link to download and print the presentation.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call. In addition, there will be a phone recording available from 3:00 pm ET August 5, 2009 until 11:59 pm ET August 19, 2009. If you are interested in hearing the recording of the presentation, please dial (800) 475-6701 (U.S. domestic) or +1 (320) 365-3844 (international). The access code for both domestic and international callers is 107656.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital currently has $11 billion in capital resources under management and ten offices in the U.S., Europe and Asia. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION

Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

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